Exhibit 99.1

AMENDED AND RESTATED JOINT FILING AGREEMENT

This Amended and Restated Joint Filing Agreement (this “Agreement”) amends and restates the Joint Filing Agreement, dated February 14, 2012, by and among Invus Public Equities, L.P., Invus Public Equities Advisors, LLC, Ulys, L.L.C. and Raymond Debbane.

The undersigned agree that the statement on Schedule 13G with respect to the Common Stock of Auxilium Pharmaceuticals, Inc., dated as of April 10, 2012, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

INVUS PUBLIC EQUITIES, L.P.

By: INVUS PUBLIC EQUITIES ADVISORS, LLC, its general partner

By:	/s/ Raymond Debbane
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Name:	Raymond Debbane
Title:	President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By:	/s/ Raymond Debbane
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Name:	Raymond Debbane
Title:	President

ARTAL INTERNATIONAL S.C.A.

By: ARTAL INTERNATIONAL MANAGEMENT S.A., its managing partner

By:	/s/ Anne Goffard
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Name:	Anne Goffard
Title:	Managing Director
ARTAL INTERNATIONAL MANAGEMENT S.A.

By:	/s/ Anne Goffard
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Name:	Anne Goffard
Title:	Managing Director

ARTAL GROUP S.A.

By:	/s/ Anne Goffard
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Name:	Anne Goffard
Title:	Authorized Person

WESTEND S.A.

By:	/s/ Pascal Minne
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Name:	Pascal Minne
Title:	Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By:	/s/ Pascal Minne
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Name:	Pascal Minne
Title:	Sole Member of the Board

MR. PASCAL MINNE

/s/ Pascal Minne
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Dated: April 10, 2012